# SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "**Second Amendment**") dated as of the 24th day of October, 2007, is by and between BIOANALYTICAL SYSTEMS, INC. ("**Borrower**") and NATIONAL CITY BANK ("**Bank**");

**WITNESSETH:**

WHEREAS, as of January 4, 2005, the parties hereto entered into a certain Credit Agreement, as amended January 16, 2007 (as amended, the "**Agreement**");

WHEREAS, the parties desire to further amend the Agreement, subject to the terms contained therein;

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

## PART I. AMENDATORY PROVISIONS

### Article 1. Definitions

Section 1.1 of the Agreement is hereby amended by substituting the following definitions in lieu of the like existing definitions:

"**Applicable Fee**" means the per annum fee payable to Bank, which shall be based on the Funded Debt Ratio and determined by reference to the following table:

| Funded Debt Ratio | Applicable Fee for Non-Use Fees | Applicable Fee for Standby Letters of Credit | Applicable Fee for Commercial Letters of Credit |
|---|---|---|---|
| Equal to or greater than 3.00 to 1.0 | .30% | 1.50% | 1.50% |
| Less than 3.00 to 1.0 and equal to or greater than 2.00 to 1.0 | .25% | 1.50% | 1.50% |
| Less than 2.00 to 1.0 and equal to or greater than 1.00 to 1.0 | .25% | 1.50% | 1.50% |
| Less than 1.00 to 1.0 | .20% | 1.50% | 1.50% |

The Applicable Fee shall initially be determined based on a Funded Debt Ratio of greater than 3.00 to 1.0. The Applicable Fee shall be adjusted quarterly (upwards or downwards, as

appropriate) based upon the Funded Debt Ratio determined from the Financial Statements for the immediately preceding fiscal quarter and upon the closing of any permitted Acquisition. The adjustment (upwards or downwards, as appropriate), if any, to the Applicable Fee shall be effective on the fifth (5th) Banking Day after delivery of the Financial Statements. In the event Bank has not received the required Financial Statements pursuant to Section 5.2.1 hereof within the time periods provided therein, the highest Funded Debt Ratio set forth in the foregoing table shall be conclusively presumed to be correct until the fifth (5th) Banking Day after Bank receives such Financial Statements, at which time the Applicable Fee shall be adjusted based upon the Funded Debt Ratio determined from such Financial Statements. In no event shall the Applicable Fee be adjusted downward if there exists a Default on the date on which such downward adjustment would otherwise become effective until such time as the Default has been cured, waived or ceases to exist. The provisions of this definition are not intended to, and shall not be construed to, authorize any violation by Borrower of any financial covenant contained in Article 5 hereof or to constitute a waiver thereof or any commitment by Bank to waive any violation by Borrower of any financial covenant contained in Article 5 hereof.

**"Applicable Margin"** means the incremental margin to be paid by Borrower on the Advances hereunder, which margin shall be based on the Funded Debt Ratio and determined by reference to the following table:

| Funded Debt Ratio | Applicable Margin for Prime Rate Advances | Applicable Margin for Eurodollar Rate Advances |
|---|---|---|
| Equal to or greater than 3.00 to 1.0 | .50% | 3.00% |
| Less than 3.00 to 1.0 and equal to or greater than 2.00 to 1.0 | -0- | 2.50% |
| Less than 2.00 to 1.0 and equal to or greater than 1.00 to 1.0 | -0- | 2.00% |
| Less than 1.00 to 1.0 | -0- | 1.50% |

The Applicable Margin shall initially be determined based on a Funded Debt Ratio of greater than 3.00 to 1.0. The Applicable Margin shall be adjusted quarterly (upwards or downwards, as appropriate) based upon the Funded Debt Ratio determined from the Financial Statements for the immediately preceding fiscal quarter and upon the closing of any permitted Acquisition. The adjustment (upwards or downwards, as appropriate), if any, to the Applicable Margin shall be effective on the fifth (5th) Banking Day after delivery of the Financial Statements. In the event Bank has not received the required Financial Statements pursuant to Section 5.2.1 hereof within the time periods provided therein, the highest Funded Debt Ratio set forth in the foregoing table shall be conclusively presumed to be correct until the fifth (5th) Banking Day after Bank receives such Financial Statements, at which time the Applicable Margin shall be adjusted based upon the Funded Debt Ratio determined from such Financial Statements. In no event shall the Applicable Margin be adjusted downward if there exists a

Default on the date on which such downward adjustment would otherwise become effective until such time as the Default has been cured, waived or ceases to exist. The provisions of this definition are not intended to, and shall not be construed to, authorize any violation by Borrower of any financial covenant contained in Article 5 hereof or to constitute a waiver thereof or any commitment by Bank to waive any violation by Borrower of any financial covenant contained in Article 5 hereof.

**"Contract Rate"** means at all times a fluctuating rate equal to the LIBOR **plus** the Applicable Margin, *provided,* that in the event the LIBOR is unavailable as a result of Bank's good faith determination of the occurrence of one of the events specified in Section 2.14 hereof, the **"Contract Rate"** shall be a fluctuating rate equal to the Prime Rate **plus** the Applicable Margin for Prime Rate Advances.

**"Fixed Charge Coverage Ratio"** means, with respect to Borrower, (a) the sum of (i) EBITDA, **minus** (ii) Unfunded Capital Expenditures, **minus** (iii) taxes paid, **divided by** (b) the sum of (i) interest expense, **plus** (ii) mandatory payments of all long term Indebtedness (including, without limitation, Capitalized Lease Obligations), in each instance determined for the trailing four (4) quarter period ending on the date of determination. The Fixed Charge Coverage Ratio shall be determined from the Financial Statements.

**"Line of Credit"** means the secured revolving line of credit to Borrower in the maximum principal amount of Five Million Dollars ($5,000,000), governed by this Agreement, including any renewal or extension thereof.

**"Line of Credit Maturity Date"** means December 31, 2009.

Section 1.1 of the Agreement is hereby further amended by adding the following new definition:

**"Funded Debt Ratio"** means, with respect to Borrower, as of the last day of any fiscal quarter and as of the closing of any permitted Acquisition, the ratio of (a) interest bearing Indebtedness, **minus**, to the extent included in interest bearing Indebtedness, Subordinated Debt, to (b) EBITDA. The Funded Debt Ratio shall be determined from the Financial Statements.

## Article 2. Credit

2.1 **Line of Credit Commitment**. Section 2.1 of the Agreement is hereby amended by substituting the following new Section 2.1 in lieu of the existing Section 2.1:

> Section 2.1 **Line of Credit Commitment**. Subject to the terms and conditions of this Agreement, Bank shall make Advances under the Line of Credit available to Borrower in a maximum principal amount equal to the lesser of (a) Five Million Dollars ($5,000,000), or (b) the Borrowing Base. Advances under the Line of Credit shall be evidenced by the Credit Note.

2.2 **Interest; Unused Fees and Rate Selection.**

2.2.1. **Line of Credit - Interest.** Section 2.2.1 of the Agreement is hereby amended by substituting the following new Section 2.2.1 in lieu of the existing Section 2.2.1:

> 2.2.1 **Line of Credit - Interest.** Prior to maturity or Default, the outstanding principal balance of Advances under the Line of Credit shall bear interest at a per annum rate equal to the Prime Rate **plus** the Applicable Margin, except that at the option of Borrower as exercised as provided in Section 2.2.4 hereof, the outstanding principal balance of Advances under the Line of Credit may accrue interest at the Contract Rate.

2.4 **Issuance of Letters of Credit**. Section 2.4 of the Agreement is hereby amended by substituting "One Million Dollars ($1,000,000)" in lieu of "Three Million Eight Hundred Thousand Dollars ($3,800,000)" beginning in the eighth ($8^{th}$) line thereof.

Article 5. Covenants

5.3. **Financial Covenants.** Section 5.3 of the Agreement is hereby amended by substituting the following new Sections 5.3.1 and 5.3.3 in lieu of the existing Sections 5.3.1 and 5.3.3:

> 5.3.1 **Maximum Unfunded Capital Expenditures**. Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, on account of Unfunded Capitalized Expenditures in excess of Two Million Dollars ($2,000,000) during any four (4) fiscal quarter period.
>
> 5.3.3 **Tangible Net Worth**. Maintain its Tangible Net Worth at not less than Sixteen Million Dollars ($16,000,000) as of September 30, 2007, and increasing as of each fiscal quarter end thereafter by an amount equal to Fifty Percent (50%) of Borrower's net income (without reduction for any net losses) for such fiscal quarter.

## PART II. CONSENT TO SUBORDINATED DEBT PAYMENTS

Subject to compliance with Part IV hereof and provided there then exists no Default, Bank consents to the prepayment in full of up to Four Million Four Hundred Seventy-Seven Thousand Dollars ($4,477,000) of Subordinated Debt, and consents to the use of up to Two Million Dollars ($2,000,000) of proceeds under the Line of Credit to fund such prepayment.

## Part III. Continuing Effect

Except as expressly modified herein:

(a) All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Second Amendment; provided, however, in the event of any irreconcilable inconsistency, this Second Amendment shall control;

(b) The representations and warranties contained in the Agreement shall survive this Second Amendment in their original form as continuing representations and warranties of Borrower; and

(c) Capitalized terms used in writing by Bank, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa) Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb) There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc) Except as expressly waived in writing by Bank, there has not occurred any Default or Unmatured Default; and

(dd) After giving effect to this Second Amendment and any transactions contemplated hereby, no Default or Unmatured Default is or will be occasioned hereby or thereby.

## Part IV. Conditions Precedent

Notwithstanding anything contained in this Second Amendment to the contrary, Bank shall have no obligation under this Second Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:

(a) Bank shall have received this Second Amendment and the Replacement Promissory Note, duly executed in the forms prescribed by Bank;

(b) Bank shall have received a Reaffirmation of Guaranty, in the form prescribed by Bank, duly executed by each Guarantor;

(c) Bank shall have received a duly executed certificate of the Secretary of Borrower (i) certifying as to attached copies of Resolutions of the Board of Directors of Borrower

authorizing the execution, delivery and performance of this Second Amendment, and (ii) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-laws of Borrower or certifying that such Articles of Incorporation or By-laws have not been amended (except as shown) since the previous delivery thereof to Bank; and

(d) All legal matters incident to this Second Amendment shall be reasonably satisfactory to Bank and its counsel.

## PART V. EXPENSES

Borrower agrees to pay all expenses of Bank, including, without limitation, reasonable attorneys fees and expenses, incurred in connection with this Second Amendment and the transactions contemplated hereby.

IN WITNESS WHEREOF, Borrower and Bank have caused this Second Amendment to be executed by their respective officers duly authorized as of the date first above written.

**"BORROWER"**

BIOANALYTICAL SYSTEMS, INC.

By: [signature]

Its: VP-Finance

**"BANK"**

NATIONAL CITY BANK

By: [signature]

Its: Vice President

# REPLACEMENT PROMISSORY NOTE

$5,000,000.00

Dated: October 24, 2007
Indianapolis, Indiana

FOR VALUE RECEIVED, the undersigned BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (the "**Borrower**"), hereby promises to pay to the order of NATIONAL CITY BANK, as successor by merger to National City Bank of Indiana ("**Bank**"), or its assigns, at its principal office at Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000), or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement (hereinafter defined). The entire unpaid balance of principal, and all accrued and unpaid interest thereon, shall be due and payable on the Facility 1 Maturity Date, and Borrower shall make such mandatory principal payments as are required to be made under the terms of Section 2.3 of the Agreement.

Bank shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each advance and each principal payment hereunder.

This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of January 4, 2005, as amended January 16, 2007, and as further amended of even date herewith (as amended, and as the same may be further amended from time to time, the "**Agreement**"). Advances under this Note shall be made in accordance with the Agreement. The Agreement, among other things, contains a description of the collateral securing this Note, the definitions of the proper nouns used herein and provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Subject to the terms of the Agreement, Borrower may borrow, prepay, reborrow and repay the principal amount of this Note at any time and from time to time.

If Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, when due, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the holder hereof (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

If any payment is not received by Bank within ten (10) days after its due date, Bank may assess and Borrower agrees to pay a late fee equal to the greater of: (a) five percent

(5%) of the past due amount, or (b) Twenty Dollars ($20.00). This late fee shall be in addition to, and not in lieu of, any other remedy Bank may have and is in addition to any reasonable fees and charges of any attorneys which Bank is entitled to employ, whether authorized herein or by law.

Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

This Note completely replaces that certain Replacement Promissory Note dated January 4, 2005 from Borrower to Bank in the face amount of $6,000,000, and continues to evidence the indebtedness evidenced by such Replacement Promissory Note.

This Note shall be construed according to and governed by the laws of the State of Indiana. Notice of acceptance of this Note is hereby waived by Borrower.

Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Loan Document, the administration, enforcement, or negotiation of this Note or any other Loan Document, or the performance of any obligation in respect of this Note or any other Loan Document (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "***Action***") may be brought in any federal or state court located in Marion County, Indiana. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court. BORROWER HEREBY, AND EACH HOLDER OF THIS NOTE, BY TAKING POSSESSION HEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

BIOANALYTICAL SYSTEMS, INC.

By: [signature]

Its: VP-Finance